Exhibit 99.1
Earnings Release
One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

October 26, 2026	Contact:	Travis Williams, Investor Relations
Jack Isselmann, Media Relations
Ph: 503-684-7000

Greenbrier Reports Fourth Quarter and Fiscal 2026 Results

The Greenbrier Companies, Inc. (NYSE: GBX) (“Greenbrier”), a leading international supplier of equipment and services to global freight transportation markets, today reported financial results for its fourth fiscal quarter and year ended August 31, 2026.

Fourth Quarter and Full Year Highlights

•
Q4 new railcar orders for 3,400 units valued at $600 million and deliveries of 3,600 units resulted in new railcar backlog of 14,000 units with an estimated value of $2.1 billion as of August 31, 2026.
•
Completed programmatic restoration work on approximately 2,200 railcars during fiscal 2026; Not included in backlog, these units support volume in our manufacturing plants and fixed cost absorption.
•
Q4 Net earnings attributable to Greenbrier were $9 million, or $0.27 per diluted share. Results include $4 million ($0.12 per share) of expense related to facility rationalization costs, net of tax and noncontrolling interest.
•
Q4 Core net earnings attributable to Greenbrier were $12 million or $0.39 per diluted share.
•
Core EBITDA was $72 million in Q4, or 12% of revenue.
•
Fiscal 2026 Net earnings attributable to Greenbrier were $79 million, or $2.49 per diluted share. Results include $4 million ($0.11 per share) of expense related to facility rationalization costs, net of tax and noncontrolling interest.
•
Core net earnings attributable to Greenbrier in fiscal 2026 were $83 million, or $2.60 per diluted share.
•
Fiscal 2026 Core EBITDA was $300 million, or 12% of revenue.
•
Owned lease fleet grew 23% in fiscal 2026, to 20,900 units, maintaining strong utilization of 98%.
•
Returned $56 million to shareholders in fiscal 2026 through dividends and share repurchases.
•
Board approved quarterly dividend of $0.34 per share, payable on December 2, 2026 to shareholders of record as of November 11, 2026, representing Greenbrier's 50th consecutive quarterly dividend.

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Greenbrier Reports Fourth Quarter and Fiscal 2026 Results (Cont.)	Page 2

“Order activity improved in the fourth quarter despite tariff uncertainty in our North America markets, particularly in tank cars, triggering delays in long-lived railcar investment decisions,” said Lorie L. Tekorius, CEO and President. “The first sequential increase in backlog since fiscal 2024 represents a pivot by freight shippers toward moving goods by rail in North America. Our lease fleet grew by 23% to nearly 21,000 railcars at year end, with utilization of 98%, further establishing a recurring revenue base supporting results across market conditions and industry cycles.”

Tekorius added, “Rail traffic increases and elevated diesel prices have boosted inquiries in North America early in fiscal 2027, as freight shippers seek increased access to rail. Our focus on operational execution, cost management and disciplined growth of the lease fleet continues. Advancing these priorities will improve through-cycle performance and drive long-term shareholder value.”

Financial Summary

	Q4 FY26	Q3 FY26	Sequential Comparison – Main Drivers
Revenue	$591.0M	$576.5M	Favorable product mix and higher leasing revenue
Aggregate gross margin	$79.8M	$81.1M	Syndication timing and operational inefficiencies
Aggregate gross margin %	13.5%	14.1%
Selling and administrative expense	$56.0M	$55.2M
Net gain on disposition of equipment	$1.7M	$6.0M	Similar levels of asset sales as part of regular lease fleet optimization, offset by facility-related rationalization costs
Earnings from operations	$25.5M	$31.9M	Facility-related rationalization costs of $4 million and lower aggregate gross margin
Operating margin %	4.3%	5.5%
Core EBITDA (1)	$72.3M	$69.1M	Excludes facility-related rationalization costs
Effective tax rate	6.5%	19.5%	Mix of income in operating jurisdictions and foreign currency impact
Core Diluted EPS (1)	$0.39	$0.60	Excludes facility-related rationalization costs

(1)
See reconciliation at conclusion of Supplemental Information.

Segment Summary

	Q4 FY26	Q3 FY26	Sequential Comparison – Main Drivers
Manufacturing (1)
Revenue	$538.9M	$529.1M	Favorable product mix
Gross margin %	9.2%	9.9%	Syndication timing and operational inefficiencies
Earnings from operations	$21.1M	$30.4M	Facility-related rationalization costs of $4 million and lower gross margin
Operating margin % (2)	3.9%	5.7%
Deliveries (3)	3,200	3,200

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Greenbrier Reports Fourth Quarter and Fiscal 2026 Results (Cont.)	Page 3

Leasing & Fleet Management
Revenue	$52.1M	$47.4M	Growth of lease fleet, partially offset by lower interim rent on railcars held for syndication
Gross margin %	57.6%	60.3%	Higher fleet maintenance expense, partially offset by lease fleet growth
Earnings from operations	$30.4M	$29.2M
Operating margin % (2)	58.3%	61.6%
Owned fleet (units)	20,900	20,600	Focused lease fleet growth
Fleet utilization	98.0%	99.0%	Continued strong fleet utilization

(1)
Effective September 1, 2025, the Company changed its methodology for allocating revenue and expenses associated with syndication activity between the two reportable segments. Syndication activity is now being reflected in the Manufacturing segment. This change had no impact on the Company’s consolidated results of operations or financial position and prior period segment results have been recast to conform to the current period presentation.
(2)
See segment information in Supplemental Information.
(3)
Excludes Brazil deliveries which are not consolidated into Manufacturing revenue and margins.

Business Outlook

Greenbrier is providing the following guidance for fiscal 2027:

FY27 Guidance
Operating Metrics
Industry Deliveries (1)	26,000 - 28,000 units
Total Revenue	$2.8B - $3.2B
Operating Margin %	7.0% - 7.5%
EPS	$2.75 - $3.75
Total Capital Expenditures, Net(2)	$225M - $275M

(1)
Greenbrier's estimate for North American Industry Railcar Deliveries during the fiscal period.
(2)
Total capital expenditures, net of equipment sales proceeds.

Conference Call

Greenbrier will host a live conference call to discuss the fourth quarter and fiscal 2026 results today at 2:00 p.m. PT. The audio webcast and supplemental materials can be accessed via Greenbrier's investor relations website (https://investors.gbrx.com/). To participate in the call please dial 1-888-317-6003, domestically, or 1-412-317-6061 internationally, and use passcode #5771220.

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Through its wholly-owned subsidiaries and joint ventures, Greenbrier designs, builds and markets freight railcars in North America, Europe and Brazil. We are a leading provider of freight railcar wheel services, parts, maintenance and retrofitting services in North America. Greenbrier owns a lease fleet of approximately 20,900 railcars that originate primarily from Greenbrier's manufacturing operations. Greenbrier offers railcar management, regulatory compliance services and leasing services to railroads and other railcar owners in North America. Learn more about Greenbrier at www.gbrx.com.

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Greenbrier Reports Fourth Quarter and Fiscal 2026 Results (Cont.)	Page 4

THE GREENBRIER COMPANIES, INC.

Consolidated Balance Sheets

(In millions, unaudited)

	August 31, 2026	May 31, 2026	February 28, 2026	November 30, 2025	August 31, 2025
Assets
Cash and cash equivalents	$235.1	$273.7	$521.8	$361.8	$306.1
Restricted cash	22.1	49.1	41.2	13.6	20.3
Accounts receivable, net	485.0	463.4	463.5	509.2	526.4
Income tax receivable	30.1	18.0	12.3	18.5	44.9
Inventories	742.1	619.3	621.1	680.3	688.3
Leased railcars for syndication	349.2	426.7	194.7	178.8	225.9
Equipment on operating leases, net	1,395.2	1,298.4	1,295.4	1,330.9	1,328.5
Property, plant and equipment, net	691.1	708.5	719.3	719.1	726.7
Investment in unconsolidated affiliates	97.6	96.5	90.8	98.9	99.3
Intangibles and other assets, net	256.4	264.7	249.3	254.7	264.2
Goodwill	129.8	129.9	130.3	129.8	130.0
	$4,433.7	$4,348.2	$4,339.7	$4,295.6	$4,360.6

Liabilities and Equity
Accounts payable and accrued liabilities	$622.8	$574.2	$580.5	$577.5	$651.7
Debt, net
Recourse	771.9	733.3	720.5	794.8	771.2
Non-recourse	1,065.5	1,072.3	1,042.2	971.4	979.7
	1,837.4	1,805.6	1,762.7	1,766.2	1,750.9
Deferred income taxes	187.5	179.1	174.8	186.7	180.2
Deferred revenue	64.5	61.1	68.6	29.7	44.3

Contingently redeemable noncontrolling interest	30.3	31.9	33.0	34.5	35.8

Total equity – Greenbrier	1,573.5	1,573.2	1,564.6	1,542.2	1,532.5
Noncontrolling interest	117.7	123.1	155.5	158.8	165.2
Total equity	1,691.2	1,696.3	1,720.1	1,701.0	1,697.7
	$4,433.7	$4,348.2	$4,339.7	$4,295.6	$4,360.6

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Greenbrier Reports Fourth Quarter and Fiscal 2026 Results (Cont.)	Page 5

THE GREENBRIER COMPANIES, INC.

Consolidated Statements of Income

(In millions, except number of shares which are reflected in thousands and per share amounts, unaudited)

	Year ended August 31,
	2026	2025	2024
Revenue
Manufacturing	$2,266.5	$3,046.9	$3,371.2
Leasing & Fleet Management	194.6	193.3	173.5
	2,461.1	3,240.2	3,544.7
Cost of revenue
Manufacturing	2,051.0	2,562.4	2,921.6
Leasing & Fleet Management	76.4	70.3	64.6
	2,127.4	2,632.7	2,986.2

Margin	333.7	607.5	558.5

Selling and administrative expense	228.5	263.3	247.1
Net gain on disposition of equipment	(38.4)	(15.9)	(13.1)
Earnings from operations	143.6	360.1	324.5
Interest and foreign exchange	65.0	75.7	100.8
Earnings before income tax and earnings from unconsolidated affiliates	78.6	284.4	223.7
Income tax expense	(17.4)	(91.4)	(62.0)
Earnings before earnings from unconsolidated affiliates	61.2	193.0	161.7
Earnings from unconsolidated affiliates	20.4	20.1	11.0
Net earnings	81.6	213.1	172.7
Net earnings attributable to noncontrolling interest	(2.6)	(9.0)	(12.6)
Net earnings attributable to Greenbrier	$79.0	$204.1	$160.1
Basic earnings per common share	$2.55	$6.55	$5.15
Diluted earnings per common share	$2.49	$6.35	$4.96
Weighted average common shares:
Basic	30,937	31,171	31,102
Diluted	31,772	32,139	32,363
Dividends per common share	$1.32	$1.24	$1.20

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Greenbrier Reports Fourth Quarter and Fiscal 2026 Results (Cont.)	Page 6

THE GREENBRIER COMPANIES, INC.

Consolidated Statements of Cash Flows

(In millions, unaudited)

	Year ended August 31,
	2026	2025	2024
Cash flows from operating activities
Net earnings	$81.6	$213.1	$172.7
Adjustments to reconcile net earnings to net cash provided by operating activities:
Deferred income taxes	12.5	42.1	16.8
Depreciation and amortization	130.3	121.5	115.6
Net gain on disposition of equipment	(38.4)	(15.9)	(13.1)
Stock based compensation expense	15.5	17.5	17.1
Earnings from unconsolidated affiliates	(20.4)	(20.1)	(11.0)
Noncontrolling interest adjustments	(5.8)	7.6	3.9
Other	(1.3)	3.4	3.8
Decrease (increase) in assets:
Accounts receivable, net	32.1	(4.6)	9.2
Income tax receivable	14.8	0.2	(2.9)
Inventories	(106.7)	62.0	50.0
Leased railcars for syndication	(97.4)	(107.8)	(5.1)
Other assets	30.3	29.6	24.6
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	(28.8)	(67.0)	(63.5)
Deferred revenue	21.3	(15.9)	11.5
Net cash provided by operating activities	39.6	265.7	329.6
Cash flows from investing activities
Proceeds from sales of assets	192.8	77.3	75.0
Capital expenditures	(279.3)	(280.4)	(398.3)
Other	(4.6)	—	2.9
Net cash used in investing activities	(91.1)	(203.1)	(320.4)
Cash flows from financing activities
Net change in debt with maturities of 90 days or less	60.0	23.7	(27.8)
Proceeds from debt with maturities longer than 90 days	675.0	97.0	407.2
Repayments of debt with maturities longer than 90 days	(642.8)	(131.1)	(236.2)
Debt issuance costs	(9.2)	(5.5)	(2.9)
Repurchase of stock, including excise tax	(13.4)	(22.7)	(1.3)
Dividends	(42.6)	(39.6)	(38.4)
Cash distribution to joint venture partner	(49.8)	(17.9)	(9.3)
Tax payments for net share settlement of restricted stock	(8.5)	(5.6)	(5.1)
Net cash provided by (used in) financing activities	(31.3)	(101.7)	86.2
Effect of exchange rate changes	13.6	(3.1)	(29.5)
Increase (decrease) in cash and cash equivalents and restricted cash	(69.2)	(42.2)	65.9
Cash and cash equivalents and restricted cash
Beginning of period	326.4	368.6	302.7
End of period	$257.2	$326.4	$368.6
Balance sheet reconciliation
Cash and cash equivalents	$235.1	$306.1	$351.8
Restricted cash	22.1	20.3	16.8
Total cash and cash equivalents and restricted cash as presented above	$257.2	$326.4	$368.6

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Greenbrier Reports Fourth Quarter and Fiscal 2026 Results (Cont.)	Page 7

THE GREENBRIER COMPANIES, INC.

Supplemental Information

(In millions, except number of shares which are reflected in thousands and per share amounts, unaudited)

Operating Results by Quarter for 2026 are as follows:

	First	Second	Third	Fourth	Total
Revenue
Manufacturing	$657.0	$541.5	$529.1	$538.9	$2,266.5
Leasing & Fleet Management	49.1	46.0	47.4	52.1	194.6
	706.1	587.5	576.5	591.0	2,461.1
Cost of revenue
Manufacturing	584.9	500.4	476.6	489.1	2,051.0
Leasing & Fleet Management	17.9	17.6	18.8	22.1	76.4
	602.8	518.0	495.4	511.2	2,127.4

Margin	103.3	69.5	81.1	79.8	333.7

Selling and administrative expense	59.9	57.4	55.2	56.0	228.5
Net gain on disposition of equipment	(17.7)	(13.0)	(6.0)	(1.7)	(38.4)
Earnings from operations	61.1	25.1	31.9	25.5	143.6
Interest and foreign exchange	15.5	13.7	16.5	19.3	65.0
Earnings before income tax and earnings from unconsolidated affiliates	45.6	11.4	15.4	6.2	78.6
Income tax expense	(12.3)	(1.7)	(3.0)	(0.4)	(17.4)
Earnings before earnings from unconsolidated affiliates	33.3	9.7	12.4	5.8	61.2
Earnings from unconsolidated affiliates	4.0	4.2	5.1	7.1	20.4
Net earnings	37.3	13.9	17.5	12.9	81.6
Net (earnings) loss attributable to noncontrolling interest	(0.9)	1.1	1.4	(4.2)	(2.6)
Net earnings attributable to Greenbrier	$36.4	$15.0	$18.9	$8.7	$79.0
Basic earnings per common share (1)	$1.18	$0.48	$0.61	$0.28	$2.55
Diluted earnings per common share (1)	$1.14	$0.47	$0.60	$0.27	$2.49
Dividends per common share	$0.32	$0.32	$0.34	$0.34	$1.32
(1)
Quarterly amounts may not total to the year-to-date amount as each period is calculated discretely.

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Greenbrier Reports Fourth Quarter and Fiscal 2026 Results (Cont.)	Page 8

THE GREENBRIER COMPANIES, INC.

Supplemental Information

(In millions, except number of shares which are reflected in thousands and per share amounts, unaudited)

Operating Results by Quarter for 2025 are as follows:

	First	Second	Third	Fourth	Total
Revenue
Manufacturing	$830.9	$712.9	$793.4	$709.7	$3,046.9
Leasing & Fleet Management	45.0	49.2	49.3	49.8	193.3
	875.9	762.1	842.7	759.5	3,240.2
Cost of revenue
Manufacturing	685.4	606.2	672.6	598.2	2,562.4
Leasing & Fleet Management	16.9	17.3	18.6	17.5	70.3
	702.3	623.5	691.2	615.7	2,632.7

Margin	173.6	138.6	151.5	143.8	607.5

Selling and administrative expense	62.0	64.6	65.9	70.8	263.3
Net (gain) loss on disposition of equipment	(0.2)	(9.6)	(7.0)	0.9	(15.9)
Earnings from operations	111.8	83.6	92.6	72.1	360.1
Interest and foreign exchange	23.4	21.7	13.2	17.4	75.7
Earnings before income tax and earnings from unconsolidated affiliates	88.4	61.9	79.4	54.7	284.4
Income tax expense	(33.4)	(20.0)	(18.1)	(19.9)	(91.4)
Earnings before earnings from unconsolidated affiliates	55.0	41.9	61.3	34.8	193.0
Earnings from unconsolidated affiliates	4.1	4.3	6.2	5.5	20.1
Net earnings	59.1	46.2	67.5	40.3	213.1
Net (earnings) loss attributable to noncontrolling interest	(3.8)	5.7	(7.4)	(3.5)	(9.0)
Net earnings attributable to Greenbrier	$55.3	$51.9	$60.1	$36.8	$204.1
Basic earnings per common share (1)	$1.77	$1.66	$1.92	$1.19	$6.55
Diluted earnings per common share (1)	$1.72	$1.56	$1.86	$1.16	$6.35
Dividends per common share	$0.30	$0.30	$0.32	$0.32	$1.24
(1)
Quarterly amounts may not total to the year-to-date amount as each period is calculated discretely.

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Greenbrier Reports Fourth Quarter and Fiscal 2026 Results (Cont.)	Page 9

THE GREENBRIER COMPANIES, INC.

Supplemental Information

(In millions, unaudited)

Segment Information

Three months ended August 31, 2026:

(in millions)	Manufacturing	Leasing & Fleet Management	Total
Revenue	$538.9	$52.1	$591.0
Cost of revenue	489.1	22.1	511.2
Margin	49.8	30.0	79.8

Selling and administrative	24.6	5.4
Net loss (gain) on disposition of equipment	4.1	(5.8)
Segment earnings from operations	$21.1	$30.4	$51.5
Corporate			(26.0)
Earnings from operations			$25.5

Three months ended May 31, 2026:

(in millions)	Manufacturing	Leasing & Fleet Management	Total
Revenue	$529.1	$47.4	$576.5
Cost of revenue	476.6	18.8	495.4
Margin	52.5	28.6	81.1

Selling and administrative	22.4	5.1
Net gain on disposition of equipment	(0.3)	(5.7)
Segment earnings from operations	$30.4	$29.2	$59.6
Corporate			(27.7)
Earnings from operations			$31.9

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Greenbrier Reports Fourth Quarter and Fiscal 2026 Results (Cont.)	Page 10

THE GREENBRIER COMPANIES, INC.

Supplemental Leasing Information

(In millions, except owned fleet, unaudited)

Greenbrier's leasing strategy complements its manufacturing business, providing customers with flexible fleet solutions while expanding a portfolio of recurring revenue assets. Strategic investment in leasing supports cash flow stability, strengthens financial resilience, and drives long-term shareholder value.

Key information for the consolidated Leasing & Fleet Management segment:

	Three Months Ended		Year Ended
Greenbrier Lease Fleet (Units) (1)	August 31, 2026	May 31, 2026	August 31, 2026
Beginning balance	20,600	16,800	17,000
Railcars added	1,500	5,300	9,600
Railcars sold / scrapped	(1,200)	(1,500)	(5,700)
Ending balance	20,900	20,600	20,900

	August 31, 2026	May 31, 2026
Equipment on operating lease (2)	$1,327.4	$1,229.6
Non-recourse warehouse	$—	$—
ABS non-recourse notes	738.9	743.5
Non-recourse term loan	297.4	300.0
Total Lease fleet non-recourse debt	$1,036.3	$1,043.5
Fleet leverage %(3)(4)	78%	85%

(1)
Owned fleet includes Leased railcars for syndication
(2)
The $600 million U.S. corporate revolver borrowing base includes Equipment on operating lease assets that do not currently secure the Leasing non-recourse term loan
(3)
Total Leasing non-recourse debt / Equipment on operating lease
(4)
Fleet assets are leveraged at Fair Market Value based on independent appraisals while they are shown at net book value on Greenbrier’s Consolidated Balance Sheet

Supplemental Backlog and Delivery Information
(Unaudited)

	Three Months Ended	Year Ended
	August 31, 2026	August 31, 2026
Backlog Activity (units) (1)
Beginning backlog	13,800	16,600
Orders received	3,400	12,200
Production held on the Balance Sheet	(800)	(3,400)
Production sold directly to third parties	(2,400)	(11,400)
Ending backlog	14,000	14,000
Delivery Information (units) (1)
Production sold directly to third parties	2,400	11,400
Sales of Leased railcars for syndication	1,200	4,000
Total deliveries	3,600	15,400
(1)
Includes Greenbrier-Maxion, our Brazilian railcar manufacturer, which is accounted for under the equity method.

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Greenbrier Reports Fourth Quarter and Fiscal 2026 Results (Cont.)	Page 11

THE GREENBRIER COMPANIES, INC.

Supplemental Information

(In millions, except number of shares which are reflected in thousands and per share amounts, unaudited)

Reconciliation of Net earnings to Core EBITDA

	Three Months Ended		Year Ended
	August 31, 2026	May 31, 2026	August 31, 2026
Net earnings	$12.9	$17.5	$81.6
Interest and foreign exchange	19.3	16.5	65.0
Income tax expense	0.4	3.0	17.4
Depreciation and amortization	34.2	32.1	130.3
Facility-related rationalization costs	5.5	—	5.5
Core EBITDA	$72.3	$69.1	$299.8

Reconciliation of Net earnings attributable to Greenbrier to Core net earnings attributable to Greenbrier

	Three Months Ended		Year Ended
	August 31, 2026	May 31, 2026	August 31, 2026
Net earnings attributable to Greenbrier	$8.7	$18.9	$79.0
Facility-related rationalization costs (1)	3.6	—	3.6
Core net earnings attributable to Greenbrier	$12.3	$18.9	$82.6
(1)
Net of $1.5 million and $0.4 million of tax and noncontrolling interest, respectively, for the quarter and year ended August 31, 2026.

Share Calculations for Core diluted earnings per share (in thousands)

	Three Months Ended		Year Ended
	August 31, 2026	May 31, 2026	August 31, 2026
Basic Shares	30,939	30,938	30,937
Dilutive effect of performance awards	806	807	835
Diluted weighted average shares outstanding	31,745	31,745	31,772

Reconciliation of Diluted earnings per share to Core diluted earnings per share

	Three Months Ended		Year Ended
	August 31, 2026	May 31, 2026	August 31, 2026
Diluted earnings per share	$0.27	$0.60	$2.49
Facility-related rationalization costs	0.12	—	0.11
Core diluted earnings per share	$0.39	$0.60	$2.60

Debt Summary

	August 31, 2026	May 31, 2026
Total Lease fleet and other non-recourse debt	$1,079.0	$1,086.2
Total Corporate and other recourse debt	776.3	738.3
	1,855.3	1,824.5
Debt discount and issuance costs	(17.9)	(18.9)
Total consolidated debt	$1,837.4	$1,805.6

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Greenbrier Reports Fourth Quarter and Fiscal 2026 Results (Cont.)	Page 12

Forward-Looking Statements

This press release may contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Greenbrier uses words, and variations of words, such as “approximately,” “are,” “backlog,” “believe,” “contingent,” “continue,” “drive,” “estimate,” “grow,” “improve,” “increase,” “long-term,” “may,” “recurring,” “result,” “stability,” “strategy,” “strong,” and similar expressions to identify forward-looking statements. These forward-looking statements include, without limitation, statements about our guidance and outlook, backlog and other orders, leasing performance, leasing strategy, financing, cash flow, tax treatment, and other information regarding future performance and strategies and appear throughout this press release. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the following: an economic downturn and economic uncertainty; changes to tariffs or import duties, including retaliatory tariffs; changes in macroeconomic policies; inflation (including rising energy prices, interest rates, wages and other escalators) and policy reactions thereto (including actions by central banks); disruptions in the supply of materials and components used in the production of our products; labor disputes; loss of market share to other modes of freight shipment; geopolitical unrest including the war in Ukraine and conflict in the Middle East. Our backlog of railcar units and other orders not included in backlog are not necessarily indicative of future results of operations. Certain orders in backlog are subject to customary documentation which may not occur. More information on potential factors that could cause our results to differ from our forward-looking statements is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Except as otherwise required by law, the Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof.

Financial Metric Definitions

Core EBITDA, Core net earnings attributable to Greenbrier and Core diluted earnings per share (EPS) are not financial measures under generally accepted accounting principles (GAAP). These metrics are performance measurement tools used by rail supply companies and Greenbrier. You should not consider these metrics in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because these metrics are not measures of financial performance under GAAP and are susceptible to varying calculations, the measures presented may differ from and may not be comparable to similarly titled measures used by other companies.

We define Core EBITDA as Net earnings before Interest and foreign exchange, Income tax expense, Depreciation and amortization and the impact associated with items we do not believe are indicative of our core business or which affect comparability. We believe the presentation of Core EBITDA provides useful information as it excludes the impact of financing, foreign exchange, income taxes and the accounting effects of capital spending and other items. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s core business. We believe this assists in comparing our performance across reporting periods.

Core net earnings attributable to Greenbrier and Core diluted EPS exclude the impact associated with items we do not believe are indicative of our core business or which affect comparability. We believe this assists in comparing our performance across reporting periods.

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